Exhibit 99.2
OpenText Announces Cash Tender Offer for a Portion of its Outstanding 2028 Notes
Waterloo, ON, September 23, 2026 – Open Text Corporation (the “Company” or “OpenText”) (NASDAQ: OTEX), (TSX: OTEX) today announced the commencement of a cash tender offer (the “Tender Offer”) to purchase its outstanding 3.875% Senior Notes due 2028 (the “Bonds”), up to an aggregate principal amount that will not exceed $450,000,000 (subject to increase or decrease by the Company, the “Aggregate Maximum Tender Amount”).
The price offered in the Tender Offer and certain other information relating to the Tender Offer are set forth in the table below.

Title of Bonds	CUSIP/ISIN Numbers[1]	Aggregate Principal Amount Outstanding[2]	Aggregate Maximum Tender Amount	Reference U.S. Treasury Security	Bloomberg Reference Pages[3]	Fixed Spread (basis points)

3.875% Senior Notes due 2028	683715AC0 (144A) / C69827AC4 (RegS) US683715AC05 (144A) / USC69827AC45 (Reg S)	$900,000,000	$450,000,000	4.250% U.S. Treasury due February 15, 2028	FIT4	+50

1.No representation is made as to the correctness or accuracy of the CUSIP/ISIN Numbers listed in this press release or printed on the Bonds. They are provided solely for the convenience of the Holders (as defined herein) of the Bonds.
2.As of September 23, 2026.
3.The applicable page on Bloomberg from which the Dealer Managers (as defined herein) will quote the bid side prices of the applicable U.S. Treasury Security.
The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 23, 2026 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”), including the Financing Condition (as defined below). The Tender Offer is open to all registered holders (the “Holders”) of the Bonds. The Company reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Tender Amount at any time, including on or after the Price Determination Date (as defined below), without extending withdrawal rights except as required by law. The Bonds will be subject to proration (as described in the Offer to Purchase) if the aggregate principal amount of the Bonds validly tendered and not validly withdrawn would cause the Aggregate Maximum Tender Amount to be exceeded.
Subject to the terms and conditions of the Tender Offer, each Holder who validly tenders and does not subsequently validly withdraw its Bonds at or prior to 5:00 p.m., New York City time, on September 29, 2026 (the “Withdrawal Deadline”), will be entitled to receive the applicable total consideration (“Tender Offer Consideration”), plus accrued and unpaid interest up to, but not including, the settlement date if and when such Bonds are accepted for payment. The Tender Offer Consideration for the Bonds validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread over the yield to maturity based on the bid side price of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase. In calculating the Tender Offer Consideration for the Bonds, the application of the par call date will be in accordance with standard market practice. The Tender Offer Consideration will be determined at 3:00 p.m., New York City time, September 29, 2026, unless extended by the Company (the “Price Determination Date”).
Payments for the Bonds purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the Bonds up to, but not including, the settlement date for the Bonds accepted for purchase. The settlement date for the Bonds that are validly tendered on or prior to 5:00 p.m., New York City time, on September 29, 2026 (the “Expiration Date”), is expected to be October 2, 2026, three business days following the scheduled Expiration Date (the “Settlement Date”).
The Tender Offer is subject to the satisfaction or waiver of certain conditions, including the Financing Condition, as described herein, and the Company expressly reserves its right, subject to applicable law, to terminate the Tender Offer at any time prior to the Expiration Date.
The Company’s obligation to accept for purchase, and to pay for, Bonds validly tendered pursuant to the Tender Offer is subject to, and conditioned upon, among other things, the Company receiving net proceeds from the Company’s proposed offering of senior secured notes of one or more series pursuant to Rule 144A (“Rule 144A”) and Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), on terms and conditions satisfactory to the Company sufficient to fund (i) the redemption in full of the outstanding $1.0 billion principal amount of its 6.900% Senior Secured Notes due 2027 (the “2027 Notes”), including the payment of the applicable redemption premium, accrued and unpaid interest and related costs and expenses and (ii) in the Company’s reasonable judgment, an amount at least equal to a material portion of the Bonds accepted for purchase in the Tender Offer, up to the Aggregate Maximum Tender Amount, plus accrued and unpaid interest and related costs and expenses (the “Financing Condition”), it being understood that to the extent the Financing Condition (or any condition to the redemption of the 2027 Notes) is otherwise met or waived, the Company may use cash on hand to fund any portion of the redemption or the Tender Offer and such related amounts, as applicable. The Tender Offer is not contingent upon the tender of any minimum principal amount of the Bonds.
The Company has retained RBC Capital Markets, LLC and Citigroup Global Markets Inc. to serve as Dealer Managers for the Tender Offer. Global Bondholder Services Corporation has been retained to serve as the tender and information agent for the Tender Offer. Questions regarding the Tender Offer may be directed to RBC Capital Markets, LLC, Attention: Liability Management Team, Phone: +1 212 618 7843, Toll-Free: +1 877 381 2099, Email: liability.management@rbccm.com and Citigroup Global Markets Inc., Attention: Liability Management Group, Toll Free: (800) 558-3745, Collect: (212) 723-6106, Email: ny.liabilitymanagement@citi.com. Requests for the Offer to Purchase may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers only) and (855) 654-2014 (for all others toll-free), by email at contact@gbsc-usa.com. Additionally, copies of the Offer to Purchase are available at the following webpage: https://www.gbsc-usa.com/opentext/. The Company is making the Tender Offer only by, and pursuant to, the terms of the Offer to Purchase. None of the Company, the Dealer Managers, or the Tender and Information Agent make any recommendation as to whether Holders should tender or refrain from tendering their Bonds. Holders must consult their own investment and tax advisors and make their own decisions as to whether to tender their Bonds and, if so, the principal amount of the Bonds to tender. The Tender Offer is not being made to holders of the Bonds in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities described above, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
This press release shall not constitute a notice of redemption under the indenture governing the 2027 Notes, and the Redemption is subject to the conditions set forth in the applicable notice of redemption, including the financing condition described therein. Such notice has been made only in accordance with the provisions of the indenture governing the 2027 Notes. There can be no assurances as to whether the Redemption will be effected as described above.
For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com
About OpenText
OpenText™ is a global leader in data management for enterprise AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for enterprise AI.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the timing of the Tender Offer, the Company’s ability to complete the Tender Offer, the Company’s ability to complete the proposed conditional redemption, other terms of the Tender Offer including the Financing Condition, the successful completion of the Company’s proposed offering of senior secured notes of one or more series pursuant to Rule 144A and Regulation S under the Securities Act sufficient to satisfy the

Financing Condition, and the operating environment, economies and markets in which OpenText operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by OpenText at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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